Execution Copy
SUMMARY OF TERMS

PURCHASE OF SINOTOP GROUP, LTD.

This document (“Term Sheet”) describes, for negotiation purposes only, some key terms of the proposed agreement between China Broadband Ltd., a Cayman Islands company, and LIU Weicheng, an individual, with regard to the proposed purchase of Sinotop Group, Ltd., a Hong Kong company, by China Broadband Ltd. This document is not intended to be a binding agreement between China Broadband Ltd. and LIU Weicheng with respect to the subject matter hereof, except for the provisions under the headings “Exclusivity,” “Confidentiality,” “Fees and Costs” and “Disputes,” which will be binding upon the parties when this Term Sheet is executed by both of them. A binding agreement will not occur unless and until the parties have executed and delivered the appropriate definitive agreements (the “Definitive Documentation”). Until execution and delivery of such Definitive Documentation, both parties will have the absolute rights to terminate all negotiations for any reason or for no reason.

Company	Sinotop Group, Ltd., a Hong Kong company (the “Company”)

Seller	LIU Weicheng, an individual, and/or one or more other persons or entities which together hold 100% of the equity interests in the Company (collectively, the “Seller”)

Purchaser	China Broadband Ltd., a Cayman Islands company, (the “Buyer”) and wholly-owned subsidiary of China Broadband Inc. (“CBBD”)

Transaction; Purchase Price
Buyer will purchase 100% of the issued and outstanding shares of the Company from the Seller at the Closing, free and clear of any liens or encumbrances (the “Transaction”), in consideration for a percentage of the common stock of CBBD to be agreed upon and specified in the Definitive Documentation (the “Purchase Price”).

Conditions to Closing	The closing of the Transaction (the “Closing”) will be conditioned upon the following:

•	The establishment by the Company of a wholly foreign-owned enterprise in the People’s Republic of China (the “WFOE”) on terms satisfactory to Buyer;

•
The execution by the WFOE and by Beijing Sino Top Scope Technology Co., Ltd., a PRC company (“Beijing Sinotop”), of one or more agreements pursuant to which the WFOE will assume control over, and receive the economic benefit of all operations of, Beijing Sinotop, in form satisfactory to Buyer (collectively, the “VIE Agreements”), or the effective assignment of VIE Agreements already executed by the Company to the WFOE with the consent of Beijing Sinotop;

•
The closing and funding of a convertible promissory note in the principal amount equal to at least RMB 3,900,000 (about US$573,500) with Buyer as lender and the Company as borrower, on terms satisfactory to both parties (the “Convertible Note”);

Execution Copy

•
At or before the Closing, the contribution by Buyer of an amount equal to at least RMB 34,000,000 (about US$5,000,000) to the capital of the Company (or the purchase by Buyer of newly issues shares of the Company in consideration for the same amount);

•
As of the Closing, each of the Company and the WFOE shall have no debts, obligations or encumbrances upon any of its equity or assets of any kind, except as created by, or as required by, the Convertible Note and the VIE Agreements;

•	Such other and other customary conditions as may be agreed between the parties and included in the Definitive Documentation.

Representations and Warranties	The Definitive Documentation will include representations and warranties of the Buyer and the Seller customary in transactions of this type, including with regard to the WFOE and the VIE Agreements.

Closing	It is the intention of the parties that the Closing will occur not later than March 15, 2010 (the “Anticipated Closing Date”).

Exclusivity
Unless earlier agreed in writing between the parties, prior to the Anticipated Closing Date, neither Seller nor the Company, nor any of their shareholders, agents or representatives, will solicit, initiate, entertain, participate in any discussions or negotiations concerning, or make or accept any offer or proposed transaction with any third party with regard to any of the transactions contemplated in this Term Sheet or any similar transaction.

Confidentiality
Neither party will make any public disclosure concerning the matters set forth in this Term Sheet or negotiations regarding the Transaction without the consent of the other party (which consent shall not be unreasonably withheld) unless required by applicable law, in which case the party required to make any such public disclosure shall use reasonable efforts to give the other party prior notice of such disclosure and an opportunity to review any such disclosure in advance of public release. This restriction does not prohibit the disclosure of information to employees, legal counsels, accountants, and other professional advisors of the parties, on a need-to-know basis, provided that the same agree to be bound by the same or equivalent requirement of confidentiality as set forth herein.

2

Execution Copy

Fees and Costs	The Buyer and the Seller will each bear its own fees and expenses in connection with the Transaction.

Disputes
Any disputes arising under or in connection with this Term Sheet will be resolved by mandatory binding arbitration, conducted in English, in Hong Kong, pursuant to the Arbitration Rules of the United Nations Commission on International Trade Law, by one or more arbitrators appointed in accordance with such rules. The arbitration and appointing authority will be the Hong Kong International Arbitration Centre. Notwithstanding the foregoing, each party will have the right at any time to immediately seek injunctive relief, an award of specific performance or any other equitable relief against the other party in any court or other tribunal of competent jurisdiction.

Governing Law	Hong Kong

Non-Binding Effect
Except for the provisions titled “Exclusivity,” “Confidentiality,” “Fees and Costs” and “Disputes,” this Term Sheet does not create any legally binding obligations on the parties, and no such obligations will be created unless and until definitive documents are executed and delivered by the parties.

AGREED TO, subject to the provision titled “Non-Binding Effect,” by the following parties:

“SELLER”	“BUYER”

LIU WEICHENG, an individual	CHINA BROADBAND LTD., a Cayman Islands company

Name:

Title:

3

Execution Copy

Fees and Costs	The Buyer and the Seller will each bear its own fees and expenses in connection with the Transaction.

Disputes
Any disputes arising under or in connection with this Term Sheet will be resolved by mandatory binding arbitration, conducted in English, in Hong Kong, pursuant to the Arbitration Rules of the United Nations Commission on International Trade Law, by one or more arbitrators appointed in accordance with such rules. The arbitration and appointing authority will be the Hong Kong International Arbitration Centre. Notwithstanding the foregoing, each party will have the right at any time to immediately seek injunctive relief, an award of specific performance or any other equitable relief against the other party in any court or other tribunal of competent jurisdiction.

Governing Law	Hong Kong

Non-Binding Effect
Except for the provisions titled “Exclusivity,” “Confidentiality,” “Fees and Costs” and “Disputes,” this Term Sheet does not create any legally binding obligations on the parties, and no such obligations will be created unless and until definitive documents are executed and delivered by the parties.

AGREED TO, subject to the provision titled “Non-Binding Effect,” by the following parties:

“SELLER”	“BUYER”

LIU WEICHENG, an individual	CHINA BROADBAND LTD., a Cayman Islands company

Name: Marc Urbach

Title: Director

3